Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 26, 2014, with respect to the financial statements and supplemental schedule included in the Annual Report of Southwestern Energy Company 401(k) Savings Plan on Form 11-K for the year ended December 31, 2013. We hereby consent to the incorporation by reference of said reports in the Registration Statement of Southwestern Energy Company on Form S-8 (File No. 333-188744, 333-184885, 333-03787, 333-03789, 333-64961, 333-96161, 333-42494, 333-69720, 333-100702, 333-101160, 333-110140, 333-121720 and 333-125714).

/s/ GRANT THORNTON LLP

Houston, Texas

June 26, 2014